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Exhibit 99.5

NOMINEE HOLDER CERTIFICATION

        The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights ("Subscription Rights") to purchase Units, each consisting of one share of common stock, par value $.01 per share, and one common stock purchase warrant (the "Units"), of WorldGate Communications, Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated                        , 2002 (the "Prospectus"), hereby certifies to the Company and to American Stock Transfer & Trust Company (the "Subscription Agent"), that:

  1.
  the undersigned has subscribed for the number of Units specified below pursuant to the Basic Subscription Privilege (as described in the Prospectus) and the Over-Subscription Privilege (as described in the Prospectus) on behalf of beneficial owners of Subscription Rights who have exercised the Subscription Rights, listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner); and

  2.
  each such beneficial owner exercising its Over-Subscription Privilege has exercised its Basic Subscription Privilege in full.

NUMBER OF UNITS OWNED ON THE RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION PRIVILEGE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO OVER-SUBSCRIPTION PRIVILEGE

1.
2.
3.
4.
5.

________________________________________________
Name of Bank, Broker, Trustee, Depository
or Other Nominee

By: ___________________________________________
                                Authorized Signature

Name: _________________________________________
                                           (please print)

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  Exhibit 99.5
NOMINEE HOLDER CERTIFICATION